POWER OF ATTORNEY

RC2 CORPORATION

The undersigned, a director, officer
and/or stockholder of RC2 Corporation, a Delaware corporation (the 'Company'), who is subject to the reporting requirements of section 16(a) of the Securities Exchange
Act of 1934, does hereby constitute and
appoint Curtis W. Stoelting, Peter A.
Nicholson, James M. Bedore and Benjamin G.
Lombard, and each of them, each with full power to act without the other and with full power of substitution and resubstitution, as attorneys or attorney to sign and file in his name, place and stead, in any and all capacities, a Form 4, Form 5 or any successor form for reporting the undersigned's transactions in and holdings of the Company's equity securities for purposes of section 16(a) of the Exchange
Act, and any and all other documents to
be filed with the Securities and Exchange
Commission pertaining to or relating to
such forms, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.
This power of attorney shall expire when the undersigned is no longer required to file reports under section 16(a) of the Exchange
Act with respect to the Company's equity securities.

Executed as of March 4, 2010.


/s/ Joan K. Chow
Joan K. Chow